EXHIBIT 10-d-1e

Amendment No. 94-1

To The Deferred Compensation Plan For Certain Officers

As Amended and Restated Effective July 16, 1993
______________________________________________________


     Effective May 19, 1994, Paragraph 3(a) of said Plan shall be amended to read as follows:

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3.     Participant's Election
       "For the purpose of this plan, "compensation" shall mean the salary paid by the Company to said Participant as an officer of the Company, including base salary and the cash amount of any variable compensation (including any amounts thereof, which a Participant elects to defer under this Plan, but not including amounts credited to gross pay, if any, under the Company's automobile policy)."

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        In witness whereof, the Company has caused this Amendment to be executed by its duly elected officer this 1st day of June 1994.

                               GREEN MOUNTAIN POWER CORPORATION


                          By:       /s/ Douglas G. Hyde
                              _________________________________
                          Its       CEO and President

Attest:

  /s/ Donna S. Laffan
_______________________
Witness          (seal)



(Board of Directors:  5/19/94)